As filed with the Securities and Exchange Commission on September 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADVANCED ACCELERATOR APPLICATIONS S.A.

(Exact Name of Registrant as specified in its charter)

France		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
20 rue Diesel 01630 Saint Genis Pouilly, France
(Address including zip code of Principal Executive Offices)

Advanced Accelerator Applications S.A 2016 Warrant Plan
Advanced Accelerator Applications S.A 2015 Stock Option Plan

Advanced Accelerator Applications S.A. 2013 Free Share Plan
Advanced Accelerator Applications S.A 2010 Free Share Plan

(Full title of the plans)

Edward Sturchio Global General Counsel Advanced Accelerator Applications S.A. The Empire State Building 350 Fifth Avenue, Suite 6902 New York, NY, 10118, USA

National Registered Agents, Inc. 111 Eighth Avenue, New York, New York 10011 (888-579-0286) (Name, address and telephone number, including area code, of agent for service)

Copies to:
John Crowley Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary Shares, par value €0.10 each, reserved for issuance pursuant to the Advanced Accelerator Applications S.A. 2016 Warrant Plan(4)	149,800	$17.11	$2,563,078.00	258.10
Ordinary Shares, par value €0.10 each, reserved for issuance pursuant to the Advanced Accelerator Applications S.A. 2015 Stock Option Plan(4)	12,204,561	$17.11	$208,820,038.71	21,028.18
Ordinary Shares, par value €0.10 each, reserved for issuance pursuant to the Advanced Accelerator Applications S.A. 2013 Free Share Plan(4)	500,000	$17.11	8,555,000.00	861.49
Ordinary Shares, par value €0.10 each, reserved for issuance pursuant to the Advanced Accelerator Applications S.A. 2010 Free Share Plan(4)	547,500	$17.11	9,367,725.00	943.33
Total Ordinary Shares	13,401,861	$17.11	229,305,841.71	23,091.10

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares of €0.10 each par value (“Ordinary Shares”), of Advanced Accelerator Applications S.A. (the “Registrant”) issuable pursuant to the plans set forth in this table (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average high and low sale price on the NASDAQ Global Select Market on September 14, 2016.

(3)	Rounded up to the nearest penny.

(4)	The Ordinary Shares being registered hereby may be represented by the Registrant’s American Depositary Shares, evidenced by American Depositary Receipts. One of the Registrant’s American Depositary Shares corresponds to two Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 and filed on April 29, 2016.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in Item 3(a) above.

(c) The description of the Registrant’s American Depositary Shares evidenced by American Depositary Receipts, each representing two Ordinary Shares, and Ordinary Shares contained in the Registrant’s Registration Statement on Form F-1/A dated November 2, 2015, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable, see Item 3(c).

Item 5. Interests of Named Experts and Counsel.

Mr. Edward Sturchio, who is giving an opinion on the validity of the securities being registered, is Global General Counsel for the Company and may hold equity interest in the Company from time to time.

Item 6. Indemnification of Directors and Officers.

Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended, and we may enter into agreements with our directors and executive officers to provide contractual indemnification.

With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity. We believe that this insurance and these agreements are necessary to attract and maintain qualified directors and executive officers.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	English Translation of Advanced Acceleration Applications S.A. Articles of Association (incorporated herein by reference to the annual report on Form 20-F, filed on April 29, 2016)
4.2	Form of Deposit Agreement among Advanced Accelerator Applications S.A., The Bank of New York Mellon, as depositary, and owners and holders of American Depositary Shares (incorporated by reference to our Registration Statement on Form F-6 (File No. 333-201502) filed with the SEC on January 14, 2015)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
5	Opinion of Edward Sturchio, counsel of Advanced Accelerator Applications S.A. (filed herewith)
23.1	Consent of Edward Sturchio, counsel of Advanced Accelerator Applications S.A. (included in Exhibit 5)
23.2	Consent of KPMG Audit, independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99.1	Advanced Accelerator Applications S.A. 2016 Warrant Plan
99.2	Advanced Accelerator Applications S.A. 2015 Stock Option Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-1 (File No. 333-207223) filed with the SEC on October 1, 2015)
99.3	Advanced Accelerator Applications S.A. 2013 Free Share Plan

99.4	Advanced Accelerator Applications S.A. 2010 Free Share Plan

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Genis Pouilly, France, on this 21st day of September, 2016.

Advanced Accelerator Applications S.A.
By:	/s/Heinz Mäusli
Name:	Heinz Mäusli
Title:	Chief Financial Officer

Advanced Accelerator Applications USA, Inc. (Authorized Representative in the United States)
By:	/s/ Edward A. Sturchio
Name:	Edward A. Sturchio
Title:	Global General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stefano Buono, Heinz Mäusli, Jordan Silverstein and Edward Sturchio, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stefano Buono	Chief Executive Officer, Director	September 21, 2016
Stefano Buono	(Principal Executive Officer)

/s/ Heinz Mäusli	Chief Financial Officer	September 21, 2016
Heinz Mäusli	(Principal Financial and Accounting Officer)

/s/ Claudio Costamagna	Director	September 21, 2016
Claudio Costamagna

/s/ Kapil Dhingra	Director	September 19, 2016
Kapil Dhingra

/s/ Steve Gannon	Director	September 21, 2016
Steve Gannon

/s/ Yvonne Greenstreet	Director	September 21, 2016
Yvonne Greenstreet

/s/ Christian Merle	Director	September 21, 2016
Christian Merle

/s/ Francois Nader	Director	September 19, 2016
Francois Nader

/s/ Leopoldo Zambeletti	Director	September 21, 2016
Leopoldo Zambeletti

EXHIBIT INDEX

Exhibit Number
4.1	English Translation of Advanced Acceleration Application Articles of Association (incorporated herein by reference to the annual report on Form 20-F, filed on April 29, 2016)
4.2	Form of Deposit Agreement among Advanced Accelerator Applications S.A., The Bank of New York Mellon, as depositary, and owners and holders of American Depositary Shares (incorporated by reference to our Registration Statement on Form F-6 (File No. 333-201502) filed with the SEC on January 14, 2015)

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
5	Opinion of Edward Sturchio, counsel of Advanced Accelerator Applications S.A. (filed herewith)
23.1	Consent of Edward Sturchio, counsel of Advanced Accelerator Applications S.A. (included in Exhibit 5)
23.2	Consent of KPMG Audit, independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99.1	Advanced Accelerator Applications S.A. 2016 Warrant Plan
99.2	Advanced Accelerator Applications S.A. 2015 Stock Option Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-1 (File No. 333-207223) filed with the SEC on October 1, 2015)
99.3	Advanced Accelerator Applications S.A. 2013 Free Share Plan
99.4	Advanced Accelerator Applications S.A. 2010 Free Share Plan